Exhibit 1.1

EXECUTION VERSION

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

$2,000,000,020 of Common Shares

Underwriting Agreement

June 18, 2013

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Goldman Sachs Canada Inc.,

77 King Street West, Suite 3400

Toronto, Ontario M5K 1B7

Ladies and Gentlemen:

Valeant Pharmaceuticals International, Inc., a corporation continued under the federal laws of Canada (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) who have severally and not jointly agreed to purchase $2,000,000,020 of shares (the “Firm Shares”) and, at the election of the Underwriters, up to $300,000,020 of additional shares (the “Optional Shares”) of common shares of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares”). Goldman, Sachs & Co. is acting as underwriter for the offering of Shares in the United States and jurisdictions other than Canada, and Goldman Sachs Canada Inc. is acting as underwriter for the offering of Shares in Canada.

Pursuant to an Agreement and Plan of Merger dated as of May 24, 2013, among Bausch & Lomb Holdings Incorporated (“Bausch & Lomb”), Valeant Pharmaceuticals International, a Delaware corporation and wholly owned subsidiary of the Company, and Stratos MergerCorp, a Delaware corporation and a wholly owned subsidiary of the Company, Stratos MergerCorp will merge with and into Bausch & Lomb, with Bausch & Lomb continuing and surviving as a wholly owned subsidiary of the Company.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-189192) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares that will be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 6:50 p.m (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration

Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(f) None of the Company or any of its subsidiaries has sustained since the date of the respective latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference material to the Company and its subsidiaries taken as a whole, with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long term debt of the Company or any of its subsidiaries (other than in connection with the Company’s securities repurchase program described in the Pricing Prospectus) or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Canadian Final Prospectus or such as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, or (ii) could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing (or equivalent status) under the laws of Canada, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified in any such jurisdiction as would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and except as would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation; each subsidiary of the Company (along with its jurisdiction of incorporation or formation) is listed on Schedule III hereto;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Canadian Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Pricing Prospectus, the Prospectus and the Canadian Final Prospectus; and, except as would not, individually or in the aggregate, have a Material Adverse Effect, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Prospectus and the Canadian Final Prospectus (as defined in Schedule IV hereto);

(k) This Agreement has been duly authorized, executed and delivered by the Company;

(l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(m) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of this clause (i) for any such breaches, violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect, (ii) the provisions of the articles of continuance, by-laws or other constituent documents (or similar documents) of the Company or (iii) Canadian Securities Laws or (iv) any other statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of this clause (v) for any such breaches, violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the distribution of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except for (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, Blue Sky laws or applicable Canadian Securities Laws in connection with the purchase and distribution of the Shares by the Underwriters and (y) any trade report filings required under applicable Canadian Securities Laws;

(n) None of the Company or any of its subsidiaries is (i) in violation of its articles of continuance, by-laws or other constituent documents (or similar documents), (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or, (iii) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties, except for such defaults, in the case of clauses (ii) and (iii), as shall not, individually or in the aggregate, cause a Material Adverse Effect;

(o) The statements set forth in the Pricing Prospectus and Prospectus, as applicable, under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the capital stock, under the caption “Certain U.S. Federal Income Tax Consequences to U.S. Holders”, under the caption “Certain Canadian Income Tax Considerations” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents, if any, referred to therein, are accurate and fair in all material respects;

(p) Other than as set forth in the Pricing Prospectus and the Canadian Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t) The financial statements of the Company, Medicis Pharmaceutical Corporation, a Delaware Corporation (“Medicis”) and Bausch & Lomb, and the related notes thereto included or incorporated by reference in each of the Registration Statement, Pricing Prospectus, the Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus present fairly the financial position of the Company and its subsidiaries, Medicis and its subsidiaries and Bausch & Lomb and its subsidiaries, respectively, as of the respective dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, Pricing Prospectus, the Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus has been derived from the accounting records of the Company and its subsidiaries, Medicis and its subsidiaries and Bausch & Lomb and its subsidiaries, respectively, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, Pricing Prospectus the Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, Pricing Prospectus, the Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus. The interactive data in extensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Pricing Prospectus, or the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under Multilateral Instrument 52-109 – Certification of Disclosures in Issuer’s Annual and Interim Filings; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w) PricewaterhouseCoopers LLP (U.S.), which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board and Canadian Securities Laws, and there has not been a “reportable event” (within the meaning of Section 4.11 of National Instrument 51-102 – Continuous Disclosure Obligations) between PricewaterhouseCoopers LLP (U.S.) and the Company;

(x) PricewaterhouseCoopers LLP (Canada), which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board and Canadian Securities Laws and there has not been a “reportable event” (within the meaning of Section 4.11 of National Instrument 51-102 – Continuous Disclosure Obligations) between PricewaterhouseCoopers LLP (Canada) and the Company;

(y) Ernst & Young LLP (Canada), which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board and Canadian Securities Laws;

(z) Ernst & Young LLP, which has audited certain financial statements of Medicis and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board and Canadian Securities Laws;

(aa) To the knowledge the Company, PricewaterhouseCoopers LLP, which has audited certain financial statements of Bausch & Lomb and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(bb) To the knowledge of the Company, Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, which has audited certain financial statements of Technolas Perfect Vision GmbH (“Technolas”) and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(cc) Each of the Company and each of its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Pricing Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Preliminary Prospectus, none of the Company or any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Preliminary Prospectus, to the knowledge of the Company, the use of the Intellectual Property of the Company and its subsidiaries in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect;

(dd) None of the Company or any of its subsidiaries or affiliates or, to the knowledge the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder and, to the knowledge of the Company, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ff) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to, or located in any country or territory that is subject to, any U.S. sanctions administered by OFAC;

(gg) The shares of the Company are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and the Company is a “reporting Issuer”, or the equivalent thereof, only in the Qualifying Jurisdictions, and is not in default of any material requirement of Canadian Securities Laws of any of the Qualifying Jurisdictions; and

(hh) To the knowledge of the Company, except as disclosed in the Prospectus and the Canadian Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such subsidiary which is required to be disclosed by applicable Canadian Securities Laws.

2. With respect to the distribution of the Shares in each of the provinces of Canada (the “Qualifying Jurisdictions”), the Company shall comply with all applicable Canadian Securities Laws and with Schedule IV attached hereto; certain capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in Schedule IV; and the Company’s representations, warranties and covenants contained in Schedule IV hereto are incorporated by reference herein and made a part thereof.

3. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $83.9375, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder and (c) each of the Underwriters severally and not jointly covenants and agrees with the Company that any offer of the Shares in Canada will be made in accordance with and in compliance in all material respects with all applicable Canadian Securities Laws.

The Company hereby grants to the Underwriters the right to purchase at their election up to $300,000,020 of Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and the Canadian Final Prospectus.

5.(a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:30 a.m., New York City time, on June 24, 2013 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:30 a.m., New York time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing.

Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof, will be delivered at such time and date at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) [Reserved]

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) to subject itself to taxation in any jurisdiction where it is not otherwise subject;

(e) Prior to 5:30 p.m., New York City time, on the second business day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available (within the meaning of Rule 158(b) under the

Securities Act) to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)(i) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Prospectus and the Canadian Final Prospectus, not to (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase capital stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, capital stock or any such substantially similar securities or file a prospectus under applicable Canadian Securities Laws with respect to any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of capital stock or such other securities, in cash or otherwise (other than the capital stock to be sold hereunder or pursuant to employee stock option or other employee equity award plans or other securities based-compensation existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent.

(ii) The restrictions described in clause (g)(i) shall not apply to the sale or issuance of, or entry into an agreement to sell or issue capital stock as consideration for the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions; provided that the aggregate number of capital stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (g)(ii) shall not exceed 15% of the total number of shares of capital stock issued and outstanding immediately following the completion of the transactions contemplated by this agreement;

(h) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open end investment company, unit investment trust, closed end investment company or face amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(i) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k) To use its reasonable best efforts to list the Shares on the New York Stock Exchange (the “Exchange”) and the TSX (together with the Exchange, the “Exchanges”);

(l) To make any trade report filings required under applicable Canadian Securities Laws in respect of sales of the Shares in the Qualifying Jurisdictions in Canada and, to the extent necessary, other jurisdictions; and

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred

7. (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the

Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with any required Canadian trade report filings and the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum and legal investment surveys; (iv) all fees and expenses in connection with listing the Shares on the Exchanges; (v) the cost of preparing the Shares; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations theretofore to be performed, and the obligations of the Underwriters hereunder shall be subject to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to certain legal matters relating to this Agreement as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, set forth on Annex I(a)hereto;

(d) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, set forth on Annex I(b) hereto;

(e) Stikeman Elliott LLP, Canadian counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to certain legal matters relating to this Agreement as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; provided that Stikeman Elliott LLP shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than the federal laws of Canada and the Provinces of Ontario, British Columbia, Alberta and Québec, and may rely, to the extent appropriate in the circumstances, as to matters of fact (including, but not limited to, the articles, bylaws and authorizing resolutions), on certificates of officers of the Company and its subsidiaries and certificates of public officials reasonably satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP (U.S.) shall have furnished to you letters with respect to (x) certain financial information of the Company and its subsidiaries and (y) certain financial information of Bausch & Lomb and its subsidiaries, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP (Canada) shall have furnished to you a letter with respect to certain financial information of the Company and its subsidiaries, dated the respective date of delivery thereof, in form and substance satisfactory to you;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP (Canada) shall have furnished to you a letter with respect certain financial information of the Company and its subsidiaries dated the respective date of delivery thereof, in form and substance satisfactory to you;

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter with respect to certain financial information of Medicis and its subsidiaries, dated the respective date of delivery thereof, in form and substance satisfactory to you;

(j) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft shall have furnished to you a letter with respect to certain financial information of the Technolas and its subsidiaries dated the respective date of delivery thereof, in form and substance satisfactory to you;

(k)(i) None of Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement or the Prospectus;

(l) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchanges; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchanges; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or Canadian federal authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus and the Canadian Final Prospectus;

(n) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second business day following the date of this Agreement;

(o) The Shares shall have been duly listed, subject to notice of issuance, on the Exchanges;

(p) The Company has obtained and delivered to the Underwriters executed copies of an agreement in the form attached hereto on Exhibit A from all officers and directors listed on Exhibit B hereto, substantially to the effect set forth in Section 6(g) hereof in form and substance satisfactory to you;

(q) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(r) The Company has obtained and delivered to the Underwriters a copy of the letter from the TSX advising the Company that conditional approval of the listing of the Shares has been granted by the TSX, subject to the satisfaction of the customary conditions set out therein.

10.(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state in (A) the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus,, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the

Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Canadian Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state in (a) the Registration Statement, a material fact or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 10, if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act,; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may be made necessary in order to reflect the participation of the new purchasers in the Registration Statement or the Prospectus, or in any other documents or arrangements, in order to reflect the participation of the new purchasers, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to the failure to be satisfied of the condition set forth in Section 9(j)(i), (iii), (iv) or (v) hereof or Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter or any affiliate or controlling person of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal, state and local income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of page is intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name: Howard B. Schiller
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Adam T. Greere
Name: Adam T. Greere
Title: Vice President

Goldman Sachs Canada Inc.

By:	/s/ Michelle Khalili
Name: Michelle Khalili
Title: Managing Director

SCHEDULE I

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Underwriters
Goldman, Sachs & Co.	22,330,412	3,352,941
Goldman Sachs Canada Inc.	1,199,000	176,471

Total	23,529,412	3,529,412

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

(b)	Additional Documents Incorporated by Reference:

SCHEDULE III

SUBSIDIARIES

Legal Name	Jurisdiction
Valeant Pharmaceuticals International	Delaware

Dr. LeWinn’s Private Formula International, Inc.	California

Private Formula Corp.	California

Amarin Pharmaceuticals Inc.	Delaware

Aton Pharma, Inc.	Delaware

Coria Laboratories, Ltd.	Delaware

Dow Pharmaceutical Sciences, Inc.	Delaware

ICN Southeast, Inc.	Delaware

Oceanside Pharmaceuticals, Inc.	Delaware

Princeton Pharma Holdings LLC	Delaware

Valeant Biomedicals, Inc.	Delaware

Valeant Pharmaceuticals North America LLC	Delaware

Renaud Skin Care Laboratories, Inc.	New York

DermaTech Pty., Ltd.	Australia

Hissyfit International Pty Ltd.	Australia

Private Formula International Holdings Pty Ltd.	Australia

Private Formula International Pty Ltd.	Australia

Valeant Pharmaceuticals Australasia Pty. Ltd.	Australia

Labsystems Benelux N.V.	Belgium

Bunker Indústria Farmacêutica Ltda.	Brazil

Legal Name	Jurisdiction
Instituto Terapêutico Delta Ltda.	Brazil

Valeant Farmaceutica do Brasil Ltda.	Brazil

Laboratorie Dr Renaud Inc.	Canada

Valeant Canada Ltd.	Canada

ICN Global Ltd.	Cayman Islands

Valeant Czech Pharma s.r.o.	Czech Republic

ICN Egypt Ltd.	Egypt

Csatarka Irodahaz Ltd.	Hungary

Valeant Pharma Hungary Commercial LLC	Hungary

Vasifol Austalt	Lichtenstein

ICN Macedonia	Macedonia

Aton Malta Limited	Malta

Laboratorios Fedal S.A.	Mexico

Laboratorios Grossman, S.A.	Mexico

Logistica Valeant, S.A. de C.V.	Mexico

Nysco de Mexico S.A. de C.V.	Mexico

Tecnofarma, S.A. de C.V.	Mexico

Valeant Farmacuetica S.A. de C.V.	Mexico

ICN Montenegro	Montenegro

Valeant Dutch Holdings B.V.	Netherlands

Valeant Pharmaceuticals New Zealand Limited	New Zealand

Valeant Farmaceutica Panama S.A.	Panama

Emo-Farm spółka z ograniczoną odpowiedzialnością	Poland

Legal Name	Jurisdiction
ICN Polfa Rzeszow S.A.	Poland

Valeant IPM spółka z ograniczoną odpowiedzialnością	Poland

S.C. Valeant Romania S.R.L.	Romania

Valeant Development Co. Pte. Ltd.	Singapore

Valeant Slovakia s.r.o.	Slovakia

Dr. LeWinn’s International Limited	United Kingdom

Biovail Technologies West Ltd.	Ontario

Biovail Americas Corp.	Delaware

Biovail NTI Inc.	Delaware

Prestwick Pharmaceuticals, Inc.	Delaware

Fuisz Technologies Properties Inc.	Delaware

Valeant Holdings (Barbados) SRL	Barbados

Valeant Pharmaceuticals Holdings (Barbados) SRL	Barbados

Hythe Property Incorporated	Barbados

Biovail SA	Switzerland

Biovail International S.à.r.l.	Luxembourg

Pharma Pass SAS	France

V-BAC Holding Corp.	Canada

Valeant Canada GP Limited	Canada

Valeant Canada S.E.C./Valeant Canada LP	Canada

PharmaSwiss SA	Switzerland

PharmaSwiss SA	Albania

PharmaSwiss BH drustvo za trgovinu na veliko d.o.o	Bosnia & Herzegovina

Legal Name	Jurisdiction
PharmaSwiss EOOD	Bulgaria

PharmaSwiss SA, SH.P.K.	Kosovo

PharmaSwiss Latvia	Latvia

UAB PharmaSwiss	Lithuania

PharmaSwiss drustvo s ogranicenom odgovornoscu za trgovinu I usluge	Croatia

PharmaSwiss Ceska republika s.r.o.	Czech Republic

PHARMASWISS DOOEL Skopje	Macedonia

PharmaSwiss Eesti OU	Estonia

PharmaSwiss d.o.o. Serbia	Serbia

PharmaSwiss d.o.o. Montenegro	Montenegro

PharmaSwiss spólka z ograniczona odpowiedzialnoscia	Poland

PharmaSwiss Hellas S.A.	Greece

SC PharmaSwiss Medicines SRL	Romania

PharmaSwiss Israel Ltd.	Israel

PharmaSwiss d.o.o., Ljubljana	Slovenia

PharmaSwiss Turkey	Turkey

Valeant International Bermuda	Bermuda

Valeant Pharmaceuticals Nominee Bermuda	Bermuda

Valeant Pharmaceuticals Holdings Bermuda	Bermuda

Valeant Pharmaceuticals Ireland	Ireland

Valeant Pharmaceuticals Luxembourg S.a.r.l.	Luxembourg

AB Sanitas	Lithuania

Legal Name	Jurisdiction
Jelfa S.A.	Poland

Laboratorium Farmaceutyczne Homeofarm spólka z ograniczona odpowiedzialnoscia	Poland

Sanitas Pharma S.A.	Poland

Eyetech Inc.	Delaware

OraPharma Topco Holdings Inc.	Delaware

OraPharma Inc.	Delaware

0938638 B.C.Ltd	British Columbia

0938893 B.C.Ltd	British Columbia

Cold-FX Pharmaceuticals (USA) Inc.	Delaware

fX Life Sciences AG	Switzerland

Valeant Holdco2 Pty Ltd	Australia

Valeant Holdco3 Pty Ltd	Australia

Wirra International Bidco Pte Limited	Singapore

Wirra International Holdings Pte Limited	Singapore

Wirra IP Pty Limited	Australia

Wirra Holdings Pty Limited	Australia

Wirra Operations Pty Limited	Australia

iNova Pharmaceuticals (Australia) Pty Limited	Australia

iNova Sub Pty Limited	Australia

iNova Pharmaceuticals (Hong Kong) Limited	Hong Kong

iNova Pharmaceuticals (New Zealand) Limited	New Zealand

iNova Pharmaceuticals (Singapore) Pte Limited	Singapore

Legal Name	Jurisdiction
iNova Pharmaceuticals (Pty) Limited	South Africa

iNova Pharmaceuticals (Thailand) Ltd.	Thailand

Valeant LLC	Russia

Labenne Paticipacoes Ltda.	Brazil

Probiotica Labratories Ltda.	Brazil

Pedinol Pharmacal, Inc.	New York

Ganehill Pty Ltd.	Australia

Valeant Europe BV	Netherlands

IPOPEMA 73 FIZAN	Poland

Cochrane Sp.z.oo	Poland

Chaplin Sp.z.o.o.	Poland

Emma Z LP	Delaware

Kika LP	Delaware

Erin S LP	Delaware

Katie Z LP	Delaware

Tori LP	Delaware

Stephanie LP	Delaware

Cadogan Sp.z.oo.	Poland

Ivonton Holdings Limited	Cyprus

Natur Produkt Suomi Oy	Finland

Natur Produkt Europe BV	Netherlands

ZAO Natur Produkt International	Russia

OOO NP Logistics	Kazan/Russia

Legal Name	Jurisdiction
ZAO Natur Produkt – M	Belarus

OOO NP VITA	Ukraine

OOO HII Nedvijomost	Russia

TOO “NP Market Asia”	Kazakhstan

Medicis Pharmaceutical Corporation	Delaware

Dermavest, Inc.	Nevada

Ucyclyd Pharma, Inc.	Maryland

Medicis Body Aesthetics, Inc.	Delaware

Tinea Acquisition Corporation	Delaware

RTI Acquisition Corporation Inc.	Delaware

OrphaMed Inc.	Delaware

Medicis Canada Ltd. (Canada)	Canada

Medicis Aesthetics Canada Ltd.	Canada

Dermavest Swedish Holdings AB	Sweden

HA North American Sales AB	Sweden

Audrey Enterprise, LLC	Delaware

Hawkeye Spectrum Corp.	Delaware

Afexsa	Switzerland

fX Life Sciences GMBH	Switzerland

Valeant Servicios y Administración, S. de RL de CV	Mexico

Valeant Polska	Poland

Obagi Medical Products, Inc.	Delaware

OMP, Inc.	Delaware

Legal Name	Jurisdiction
OPO, Inc.	Delaware

VRX Distribuidora, Importacao, Exportacao e Comercio Ltda	Brazil

0909657 B.C. Ltd.	Canada

Ganehill North America Pty. Ltd.	Australia

Fidimed podjetje za proizvodnjo in trzenje d.o.o.	Slovenia

SCHEDULE IV

Distribution of Shares in the Qualifying Jurisdictions of Canada

As used in this Schedule and elsewhere in this Agreement:

“AMF” means the Autorité des marchés financiers;

“Canadian Final Prospectus” means, the final prospectus supplement of the Company to be filed with the AMF (as principal regulator) and the other Canadian Securities Regulators (in the English and French languages) to supplement the Canadian Shelf Prospectus to qualify the Shares for distribution in the Qualifying Jurisdictions, which includes the information omitted from the Canadian Preliminary Prospectus (together with the Canadian Shelf Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws);

“Canadian Preliminary Prospectus” means, the preliminary prospectus supplement of the Company dated June 17, 2013, filed with the AMF (as principal regulator) and the other Canadian Securities Regulators (in the English and French languages), which excluded certain information (together with the Canadian Shelf Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws);

“Canadian Preliminary Shelf Prospectus” means the preliminary short form base shelf prospectus of the Company dated June 7, 2013, as filed with the AMF (as principal regulator) and the other Canadian Securities Regulators (in the English and French languages);

“Canadian Securities Laws” means collectively, and, as the context may require, the securities legislation, regulations and the policies of the securities regulatory bodies of the Qualifying Jurisdictions including, without limitation, National Instrument 44-102 – Shelf Distributions;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions, and “Canadian Securities Regulator” means any one of them;

“Canadian Shelf Prospectus” means the final short form base shelf prospectus of the Company dated June 14, 2013, as filed with the AMF (as principal regulator) and the other Canadian Securities Regulators (in the English and French languages; and

“misrepresentation,” “material fact” and “material change” shall have the meanings given to such terms under applicable Canadian Securities Laws.

Any reference herein to the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, or any amendment or supplement to any of the foregoing documents.

Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and covenants and agrees with, each of the Underwriters as follows:

(a)	The shares of the Company are listed and posted for trading on the TSX and the Company is a “reporting Issuer”, or the equivalent thereof, only in the Qualifying Jurisdictions, and is not in default of any material requirement of Canadian Securities Laws of any of the Qualifying Jurisdictions.

(b)	The Company is in compliance in all material respects with all its disclosure obligations under Canadian Securities Laws of the Qualifying Jurisdictions (including, without limitation, all of its disclosure obligations pursuant to National Instrument 51-102 - Continuous Disclosure Obligations and National Instrument 58-101 - Disclosure of Corporate Governance Practices of the Canadian Securities Administrators (the “CSA”)). All of the documentation which has been filed by or on behalf of the Company with the Canadian Securities Regulators pursuant to the requirements of Canadian Securities Laws, including but not limited to all material change reports, technical reports, press releases and financial statements of the Company is, as of the date thereof, in compliance in all material respects with Canadian Securities Laws of the Qualifying Jurisdictions and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof.

(c)	No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened by any Canadian Securities Regulator.

(d)

The Company has prepared and filed with the AMF (as principal regulator) and the applicable Canadian Securities Regulators the Canadian Preliminary Shelf Prospectus and the Canadian Shelf Prospectus in accordance with National Instrument 44-101- Short Form Prospectus Distributions and National Instrument 44-102 - Shelf Distributions of the CSA (in the English and French languages, as applicable), and has obtained a receipt therefor under Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions from the AMF for and on behalf of itself and each of the other Canadian Securities Regulators for each of the Canadian Preliminary Shelf Prospectus and the Canadian Shelf Prospectus. The Company has also prepared and filed with AMF (as principal regulator) and the applicable Canadian Securities Regulators the Canadian Preliminary Prospectus. In addition, the Company shall prepare and file with AMF (as principal regulator) and the applicable Canadian Securities Regulators the Canadian Final Prospectus. Any amendment to the Canadian Final Prospectus, any amended or supplemental prospectus, any management information circular, financial statement, management’s discussion and analysis, annual information form or material change report that may be filed by or on behalf of the Company under Canadian Securities Laws before the expiry of the period of distribution of the Shares, where such document is deemed to be incorporated by reference in the Canadian Final Prospectus, is referred to herein collectively as the “Supplemental Material”). For purposes of this Agreement, all references to the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus, or any amendment or supplement to any of the foregoing (including any Supplemental Material), shall include the copy filed with the Canadian Securities Regulators pursuant to the System for Electronic Document Analysis and Retrieval.

(e)	The Company has prepared and filed a preliminary form of shelf prospectus supplement and a news release that has announced the intention of the Company to proceed with the distribution of Shares in the Qualifying Jurisdictions, and copies of such preliminary form of shelf prospectus supplement and press release have been delivered by the Company to the Underwriters.

(f)	[Reserved]

(g)	The Company covenants with the Underwriters that it shall have, by not later than the expiry of the time period permitted by National Instrument 44-101 – Short Form Prospectus Distributions, prepared and filed the Canadian Final Prospectus, in a form approved by the Underwriters, acting reasonably. The Company shall allow and assist the Underwriters to participate fully in the preparation of the Canadian Final Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfill its obligations as underwriters and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in such documentation.

(h)	The Company shall fulfill to the satisfaction of the Underwriters, acting reasonably, all legal requirements to be fulfilled by it to enable the Shares to be offered for sale and sold to the public by or through the Underwriters (or other duly registered investment dealers and brokers through which the Underwriters may sell the Shares to the public under the terms of this agreement) who comply with all applicable Canadian Securities Laws in each of the Qualifying Jurisdictions; the Company will use its commercially reasonable efforts to fulfill all legal requirements to permit the distribution of the Shares in each of the Qualifying Jurisdictions as soon as possible but in any event not later than the Applicable Time; such fulfillment shall include, without limiting the generality of the foregoing, compliance with all applicable Canadian Securities Laws including, without limitation, compliance with all requirements with respect to and the preparation and filing of the Canadian Final Prospectus in each of the Qualifying Jurisdictions. The documents incorporated, or to be incorporated, by reference in the Canadian Final Prospectus, at the time filed with the Canadian Securities Regulators conform or will conform, in all material respects, to the requirements under applicable Canadian Securities Laws.

(i)	The filing of the Canadian Final Prospectus shall constitute the Company’s consent to the Underwriters’ use of the Canadian Final Prospectus in connection with the distribution of the Shares in the Qualifying Jurisdictions in compliance with this Agreement and applicable Canadian Securities Laws.

(j)	The Company represents and warrants that as of the date of filing of the Canadian Final Prospectus and as of the closing date of the offering of the Shares, as the case may be, the Canadian Final Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)	The Company shall use reasonable efforts to qualify the distribution of the Shares under Canadian Securities Laws of such Qualifying Jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(l)	The Underwriters shall be entitled to assume that the Shares are qualified for distribution in any Qualifying Jurisdiction where (i) a receipt or similar document for the Canadian Shelf Prospectus has been obtained from the applicable Canadian Securities Regulator following the filing of the Canadian Shelf Prospectus; and (ii) the Canadian Final Prospectus has been filed.

(m)	The Company shall cause to be delivered to the Underwriters:

(i)	contemporaneously with the filing thereof with the Canadian Securities Regulators in each of the Qualifying Jurisdictions, copies in the English language and in the French language of the Canadian Final Prospectus, the Canadian Shelf Prospectus and any amendment, a copy of any other document required to be filed (in the English or French language, as applicable) by the Company under Canadian Securities Laws in connection therewith (including, to the extent not previously filed, copies of any documents or information incorporated by reference therein), in each case signed, where applicable, as required by Canadian Securities Laws or by U.S. securities laws;

(ii)	at the time of the delivery to the Underwriters pursuant to this paragraph (m)(ii) of the Canadian Final Prospectus or any amendment, in each case, as applicable, in the English or French language:

A.	an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, dated the date of such document, addressed to the Underwriters and their respective counsel in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, that except for any financial and accounting information relating to the Company and Bausch & Lomb contained or incorporated by reference in such document, the document in the French language in all material respects is a complete and proper translation of the English version thereof;

B.	an opinion from Deloitte LLP, dated the date of such document, addressed to the Underwriters and their respective counsel in form and substance satisfactory to the Underwriters and their counsel, acting reasonably:

1)	that the financial and accounting information relating to the Company contained or incorporated by reference in such document in the French language in all material respects is a complete and proper translation of the English version thereof; and

2)	the financial and accounting information relating to Bausch & Lomb contained or incorporated by reference in such document in the French language in all material respects is a complete and proper translation of the English version thereof.

Annex I(a)

[Form of Skadden, Arps, Slate, Meagher & Flom LLP opinion]

Annex I(b)

[Form of Opinion of Osler, Hoskin & Harcourt LLP]

A.	Opinions

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1.	The Company is a corporation incorporated and existing under the Canada Business Corporations Act. There are no restrictions on the corporate power and capacity of the Company to own and lease property and assets and to carry on business.

2.	The Company is qualified or registered to carry on business as an extra-provincial corporation in the provinces of Alberta, Ontario and Québec (the “Jurisdictions”).

3.	The Company is not a party to, bound or affected by or subject to any charter or by-law provision which is violated, contravened or breached by the execution and delivery by it of the Underwriting Agreement or the performance by it of any of the terms thereof. The Company is not bound or affected by or subject to any statutory laws and regulations of the Jurisdictions (but not including any statutory laws or regulations of any political subdivision of the Provinces of Alberta, Ontario and Québec) and the federal laws of Canada applicable in the Jurisdictions, which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement (“Applicable Laws”), which is violated, contravened or breached by the execution and delivery by it of the Underwriting Agreement or the performance by it of any of the terms thereof.

4.	There are no restrictions on the corporate power and capacity of the Company to enter into the Underwriting Agreement or to carry out its obligations under the Underwriting Agreement. The execution and delivery of, and the performance of its obligations under, the Underwriting Agreement and the issuance and sale of the Shares and have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

5.	The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of class A special shares.

6.	The Shares have been duly authorized and, upon the Company receiving the purchase price therefore in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued and fully-paid and non-assessable.

7.	No consent, authorization, approval, license or order of, or filing, registration or qualification by the Company with, any court or governmental or regulatory agency or body in the Provinces of

Alberta, Ontario or Québec under Applicable Laws is necessary or required in connection with the execution and delivery by the Company of, and performance by the Company of its obligations under, the Underwriting Agreement, other than those that have been made or obtained.

8.	All documents have been filed, all proceedings have been taken and all other legal requirements under the applicable Canadian Securities Laws of the Qualifying Jurisdictions have been fulfilled by the Company to qualify the Shares for distribution and sale to the public in the Qualifying Jurisdictions through investment dealers duly registered under the applicable Canadian Securities Laws of the Qualifying Jurisdictions who have complied with the relevant provisions of such applicable Canadian Securities Laws.

9.	Subject to the qualifications, assumptions, limitations and understandings set out therein, the statements as to matters of the federal Laws of Canada set out in the Prospectus Supplement under the heading “Certain Canadian Federal Income Tax Considerations” fairly describe the principal Canadian federal income tax considerations as at the date thereof generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to a purchaser who acquires as beneficial owner Shares pursuant to the Prospectus.

10.	Subject to the qualifications, assumptions, limitations and understandings set out in the Prospectus Supplement under the heading “Certain Canadian Federal Income Tax Considerations - Eligibility for Investment”, the Shares will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, registered disability savings plans and tax-free savings accounts.

11.	The Company is a reporting issuer in the Qualifying Jurisdictions and is not noted in default or as having failed to provide disclosure or pay fees, as applicable, on any of the applicable issuer lists maintained by the securities regulators in the Qualifying Jurisdictions.

12.	All laws of the Province of Québec relating to the use of the French language (other than those relating to verbal communications, as to which we express no opinion) will have been complied with in connection with the offer and sale of the Shares to purchasers in the Province of Québec if such purchasers received copies of the Canadian Final Prospectus and forms of order and confirmation in the French language only or a copy of each such documents in the English and French languages, provided that such documents in the English language may be delivered, without delivery of the French language versions thereof, to physical persons in the Province of Québec who have expressly requested them in writing.

13.	Canadian Stock Transfer Company has been duly appointed as the transfer agent and registrar for the Common Shares.

14.	The TSX has conditionally approved the listing and posting for trading of the Shares, subject to satisfaction by the Company of the conditions set out in the conditional approval letter of the TSX.

15.	The submission by the Company to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (a “New York Court”) in Section [19] of the Underwriting Agreement would be recognized and given effect by a court of competent jurisdiction in the Province of Québec (a “Québec Court”) as a valid submission to the New York Court, provided that the provisions of the Underwriting Agreement dealing with service of process on the Company are duly complied with.

16.	In any proceeding in a Québec Court for the enforcement of the Underwriting Agreement, the Québec Court would recognize the choice of the law of the State of New York ( “New York Law”) as the proper law governing the Underwriting Agreement as chosen by the parties therein and apply such law to issues which under conflict of law rules of the Province of Québec are to be dealt with in accordance with the governing law of the Underwriting Agreement, provided that: (a) such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction); and (b) in any such proceeding, and notwithstanding the parties’ choice of New York Law: (i) the Québec Court will not take judicial notice of New York Law unless it has been pleaded and, if required by the Québec Court, proof of such New York Law has been made by, among other means, expert testimony or the production of a certificate drawn up by a jurisconsult (Article 2809 C.C.Q.); (ii) the Québec Court will not apply the provisions of New York Law if their application would be manifestly inconsistent with public order as understood in international relations (Article 3081 C.C.Q.); (iii) if the Underwriting Agreement contains no foreign element, it will be subject to the mandatory provisions of the law of the jurisdiction which would apply if none were designated (Article 3111 para. 2 C.C.Q.); (iv) evidence will be governed by the law applicable to the merits of the dispute, subject to any rules of the Québec Court which are more favourable to the establishment of evidence (Article 3130 C.C.Q.); (v) matters of procedure will be governed by the laws of the Province of Québec (Article 3132 C.C.Q.); (vi) the Québec Court will apply provisions of the laws of the Province of Québec and the federal laws of Canada applicable therein that have overriding effect (Article 3076 C.C.Q.); and (vii) the Québec Court will not directly or indirectly enforce the obligations resulting from the taxation laws of foreign jurisdictions unless in such foreign jurisdictions the obligations resulting from the taxation laws of the Province of Québec are recognized and enforced.

17.

Upon a motion brought before it, a Québec Court would recognize and declare enforceable a final and enforceable civil judgment in personam, not subject to ordinary remedy, for a sum certain of any federal or state court of competent jurisdiction in the State of New York (a “New York Court”) against any of the parties to the Underwriting Agreement in connection with an action arising out of the Underwriting Agreement, without reconsideration of the merits, if: (a) the New York Court rendering such judgment had jurisdiction, as recognized by the Québec Court (Article 3155(1) C.C.Q.); (b) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure (Article 3155(3) C.C.Q.); (c) a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Québec, whether it has acquired the authority of a final judgment (res judicata) or not, or is not pending before a Québec authority, in first instance, or has been decided in another jurisdiction and the decision does not meet the necessary conditions for recognition in the Province of Québec (Article 3155(4) C.C.Q.); (d) the outcome of such foreign judgment is not manifestly inconsistent with public order as understood in international relations (Article 3155(5) C.C.Q.) or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; (e) such judgment does not directly or indirectly enforce obligations arising from taxation laws of foreign jurisdictions unless in such foreign jurisdictions the obligations resulting from the taxation laws of the Province of Québec are recognized and enforced, or arising from other laws of a public nature, such as expropriatory or penal laws (Article 3155(6) and 3162 C.C.Q.); and (f) the motion to enforce such judgment is commenced in the Province of Québec within applicable limitation periods in the Province of Québec.

Exhibit A

[Form of Lock Up Agreement]

Valeant Pharmaceuticals International, Inc.

Lock-Up Agreement

June     , 2013

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Goldman Sachs Canada Inc.,

77 King Street West, Suite 3400

Toronto, Ontario M5K 1B7

Re:	Valeant Pharmaceuticals International, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as underwriters (the “Underwriters”), propose to enter into an underwriting agreement, with Valeant Pharmaceuticals International, Inc., a corporation continued under the federal laws of Canada (the “Company”), providing for a public offering of the common stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Shares, the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act, relating to any shares of the common stock of the Company or any securities of the Company that are substantially similar to the common stock of the Company, including but not limited to, any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing of such Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Undersigned’s Shares.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, (iv) pursuant to a contract, instruction or plan intended to meet the requirements of Rule 10b5-1(c)(1) under the Exchange Act, provided that such contract, instruction or plan was entered into prior to the date hereof or (v) upon the exercise of options to purchase Common Shares or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof, in each case pursuant to employee benefit plans and related plans as in effect on the date hereof(vi) in connection with the sale or issuance of, or entry into an agreement to sell or issue shares of common stock of the Company as consideration for the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions; provided that the aggregate number of Undersigned’s Shares that the undersigned may sell or issue or agree to sell or issue pursuant to this clause (vi) shall not exceed 15% of the total number of shares of common stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by the Underwriting Agreement. For purposes of this Lock-Up Agreement (this “Agreement”), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv), (v) or (vi) above, for the duration of this Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Exact Name of Shareholder]

Authorized Signature

Title

Schedule 1

The Underwriters

Goldman, Sachs & Co.

Goldman Sachs Canada Inc.

Exhibit B

Persons signing Lock Up Agreements

Name	Position

J. Michael Pearson	Chairman and Chief Executive Officer
Howard B. Schiller	Executive Vice President and Chief Financial Officer
Robert R. Chai-Onn	Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development
Brian M. Stolz	Executive Vice President of Administration and Chief Human Capital Officer
Dr. Susan T. Hall	Senior Vice President, Global Head of Research and Development
Ryan H. Weldon	Executive Vice President, Company Group Chairman
Laizer D. Kornwasser	Executive Vice President, Company Group Chairman
Robert A. Ingram	Lead Director
Ronald H. Farmer	Director
Theo Melas-Kyriazi	Director
G. Mason Morfit	Director
Robert N. Power	Director
Norma A. Provencio	Director
Lloyd M. Segal	Director
Katharine B. Stevenson	Director
Dr. Pavel Mirovsky	President and General Manager, Europe